EXHIBIT 99.5

                         BENEFICIAL OWNER ELECTION FORM

                     FOR THE EXERCISE OF RIGHTS TO PURCHASE
                          SHARES OF COMMON STOCK IN THE
                                 RIGHTS OFFERING
                                       OF
                               GILMAN CIOCIA, INC.

      I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of non-transferable subscription rights ("Rights") to purchase shares of common stock (the "Common Stock") of Gilman Ciocia, Inc. (the "Company").

      In this form, I (we) instruct you whether to exercise Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Company's prospectus dated ___________2008 (the "Prospectus").

BOX 1. [ ]  Please do not exercise Rights for shares of the Common Stock.

BOX 2. [ ]  Please exercise Rights for shares of the Common Stock as set forth below. The number of Rights you have is equal to the number of shares you owned on April 14, 2008 ("Record Date"). You may purchase up to four shares of Common Stock for each Right exercised (the "Basic Subscription Rights"). You may subscribe for any number of shares pursuant to the Over-Subscription Right, subject to the limitations set forth in the Prospectus.

                                   Number of       Number of Shares   Subscription Price
                                 Shares Owned       Subscribed For        Per Share            Payment
                                 ------------      ----------------   ------------------     -----------
Basic Subscription                       X  4                   X           $.10 =           $----------
Rights                           ------------        -----------

Over-Subscription Right                                         X           $.10 =           $----------
(Unlimited)                                          -----------

                                                                      Total Payment
                                                                      Required =             $----------
                                                                                             (Must equal total
                                                                                             of amounts in Boxes
                                                                                             3 and 4 below)

      By exercising the Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Right received in respect of shares of Common Stock held in the below-described capacity.

BOX 3. [ ]  Payment in the form of a cashier's check, certified check or money order, payable to "Corporate Stock Transfer, Inc., as agent for Gilman Ciocia, Inc." in the following amount is enclosed:
            $_____________, or by wire transfer to Corporate Stock Transfer pursuant to Section 2 of the Subscription Agreement.

Date:___________________, 2008

                                Print Name(s) as it/they appear on your account

                                _______________________________________

                                _______________________________________
                                Signature(s)